Exhibit 6.1

2016 EQUITY INCENTIVE PLAN, AS AMENDED

XY LABS, INC.

2016 EQUITY INCENTIVE PLAN

ADOPTED BY BOARD OF DIRECTORS: JUNE 2, 2016

APPROVED BY STOCKHOLDERS: JUNE 2, 2016

AMENDED: MARCH 14, 2018

1.	Purposes.

(a)            Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(b)            Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Class A Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.

(c)            General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	Definitions. For purposes of this Plan, the following terms shall have the following meanings:

“Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

“Board” means the Board of Directors of the Company.

“Cause” shall mean any of the following of or by a Participant (each, as determined by the Board in its sole and absolute discretion): (i) conviction of, or the entering of a guilty plea or plea of no contest with respect to, any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company; (iii) willful and material breach of Participant’s duties to the Company that has not been cured within 30 days after written notice from the Board of such breach; (iv) intentional and material damage to the Company’s material property; (v) material breach of any agreement between the Company and Participant; or (vi) abuse of, or addiction to, drugs or alcohol or reporting to work or performing Participant’s duties to the Company under the influence of drugs or alcohol.

“Change of Control” means (a) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the voting power of the surviving entity (or its parent) immediately after such consolidation, merger or reorganization, excluding any consolidation or merger effected exclusively to change the domicile of the Company or the form of entity of the Company, (b) any sale, lease or other disposition of all or substantially all of the assets of the Company, (c) or any transaction (or series of related transactions involving a person or entity, or a group of affiliated persons or entities) in which more than 50% of the Company’s outstanding voting power is transferred; provided, however, that (i) any change in voting power which occurs as a result of a private financing of the Company that is approved by the Board will not be considered a Change of Control, and (ii) a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company will not be considered a Change of Control. Notwithstanding the foregoing or any other provision of this Plan, (x) a transaction shall not be deemed a Change of Control unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time, and (y) the definition of Change of Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided further, however, that if no definition of Change of Control or any analogous term is set forth in such individual written agreement, the foregoing definition shall apply.

“Class A Common Stock” means the Class A Common Stock (as defined in the Company’s Certificate of Incorporation, as amended), par value $0.0001 per share, of the Company.

“Class B Common Stock” means the Class B Common Stock (as defined in the Company’s Certificate of Incorporation, as amended), par value $0.0001 per share, of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee appointed by the Board in accordance with subsection 3(c).

“Common Stock” means the Common Stock (as defined in the Company’s Certificate of Incorporation, as amended), par value $0.0001 per share, including shares of Class A Common Stock and Class B Common Stock, of the Company.

“Company” means XY Labs, Inc., a Delaware corporation.

“Consultant” means any person, including an advisor, (a) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services, or (b) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either (i) Directors who are not compensated by the Company for their services as Directors or (ii) Directors who are merely paid a director’s fee by the Company for their services as Directors.

“Continuous Service” means that Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, continues and is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director of the Company will not constitute an interruption of Continuous Service. The Board or the Chief Executive Officer of the Company, in such party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

“Convertible Securities” means any stock or securities convertible into or exchangeable for Common Stock.

“Covered Employee” means the Chief Executive Officer and the four other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

“Director” means a member of the Board.

“Disability” means (a) before the Listing Date, the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate of the Company because of the sickness or injury of the person, and (b) after the Listing Date, the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

“Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Class A Common Stock determined as follows:

(a)            If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq Small Cap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable.

(b)            In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

“Fully Diluted Basis” means all outstanding shares of Common Stock plus all shares of Common Stock which would be outstanding upon the exercise in full of all Convertible Securities, Options and Stock Purchase Rights.

“Incentive Stock Option” means an option to purchase shares of Common Stock granted under the Plan which is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Listing Date” means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system; provided, that the Listing Date shall not include a listing on the over the counter or similar market.

“Non-Employee Director” means a Director of the Company who either (a) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K, or (b) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

“Nonstatutory Stock Option” means an option to purchase shares of Common Stock granted under the Plan which is not intended to qualify as an Incentive Stock Option.

“Officer” means (a) before the Listing Date, any person designated by the Company as an officer, and (b) on and after the Listing Date, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Outside Director” means a Director of the Company who either (a) is not a current Employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former Employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an Officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (b) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award, including, without limitation, an Optionholder.

“Plan” means this XY Labs, Inc. 2016 Equity Incentive Plan, as amended from time to time.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Share” means a share of Common Stock, as adjusted in accordance with Section 11 below.

“Stock Award” means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

“Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Stock Award grant, including, without limitation, an Option Agreement. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

“Stock Purchase Rights” means any warrants, options or other rights of any kind to subscribe for, purchase or otherwise acquire any shares of Common Stock, Options or any Convertible Securities.

“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	Administration.

(a)            Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Any interpretation of the Plan by the Board and any decision by the Board under the Plan shall be final and binding on all persons and entities.

(b)            Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)            To determine from time to time (A) which of the persons eligible under the Plan shall be granted Stock Awards, (B) when and how each Stock Award shall be granted, (C) what type or combination of types of Stock Award shall be granted, (D) the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award, and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)           To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)          To amend the Plan or a Stock Award as provided in Section 12.

(iv)         Generally, to exercise such powers and to perform such act as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)	Delegation to Committee.

(i)            General. The Board may delegate administration of the Plan to a Committee or Committees of one or more Directors, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii)           Committee Composition When Common Stock Is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (A) delegate to a committee of one or more Directors who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (x) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (y) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (B) delegate to a committee of one or more Directors who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

4.	Shares Subject to the Plan.

(a)            Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed 25,000,000 shares of Class A Common Stock and 0 shares of Class B Common Stock.

(b)            Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of restricted stock awards), the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. If any Common Stock acquired pursuant to the exercise of an Option shall for any reason be repurchased by the Company under an unvested share repurchase option provided under the Plan, the shares of Common Stock repurchased by the Company under such repurchase option shall revert to and again become available for issuance under the Plan.

(c)            Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(d)            Incentive Stock Option Limitation. The total number of shares of Common Stock issuable upon exercise of all outstanding Incentive Stock Options and the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Company shall not exceed in the aggregate 25,000,000 shares of Class A Common Stock and 0 shares of Class B Common Stock.

5.	Eligibility.

(a)            Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)            Ten Percent Stockholders. No Ten Percent Stockholder shall be eligible for the grant of an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of 5 years from the date of grant.

(c)            Section 162(m) Limitation. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, no Employee shall be eligible to be granted Options covering more than 1,000,000 shares of the Common Stock during any calendar year; provided, however, that this subsection 5(c) shall not apply prior to the Listing Date and, following the Listing Date, this subsection 5(c) shall not apply until (i) the earliest of: (A) the first material modification of the Plan (including any increase in the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 4), (B) the issuance of all of the shares of Common Stock reserved for issuance under the Plan, (C) the expiration of the Plan, and (D) the first meeting of stockholders at which Directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act, or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

(d)            Consultants.

(i)            Prior to the Listing Date, a Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

(ii)           From and after the Listing Date, a Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (A) that such grant (x) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (y) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (B) that such grant complies with the securities laws of all other relevant jurisdictions.

(iii)          Rule 701 and Form S-8 generally are available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

6.              Option Provisions. Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)            Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of 10 years from the date it was granted.

(b)            Exercise Price. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders:

(i)            Incentive Stock Option. The per-share exercise price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

(ii)           Nonstatutory Stock Option. The per-share exercise price of each Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

Notwithstanding the foregoing, an Incentive Stock Option and/or a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)            Payment of Exercise Price. The exercise price for the Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) by (A) delivery to the Company of other Common Stock, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock) with the Participant or (C) in any other form of legal consideration that may be acceptable to the Board; provided, however, that payment of the Common Stock’s “par value” shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(d)            Transferability of Options.

(i)            Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

(ii)           Nonstatutory Stock Option. A Nonstatutory Stock Option granted (A) prior to the Listing Date shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder, and (B) on or after the Listing Date shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

Notwithstanding the foregoing provisions of this subsection 6(d), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e)            Vesting. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments which may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

(f)             Exercisability Upon Termination of Continuous Service.

(i)            General. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (A) except as otherwise provided in the applicable Option Agreement, the date three months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement, which, for Options granted prior to the Listing Date, shall not be less than 30 days, unless such termination is for Cause), or (B) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(ii)           Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (A) the expiration of the term of the Option set forth in subsection 6(a), or (B) the expiration of a period of 3 months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(iii)          Disability of Optionholder. In the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (A) the date 12 months following such termination (or such longer or shorter period specified in the Option Agreement, which, for Options granted prior to the Listing Date, shall not be less than 6 months), or (B) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(iv)          Death of Optionholder. In the event (A) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (B) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to subsection 6(d), but only within the period ending on the earlier of (x) the date 12 months following the date of death (or such longer or shorter period specified in the Option Agreement, which, for Options granted prior to the Listing Date, shall not be less than 6 months) or (y) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(g)            Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Subject to the “Repurchase Limitation” in subsection 10(g), any unvested shares of Common Stock so purchased may be subject to an unvested share repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

(h)            Right of Repurchase. Subject to the “Repurchase Limitation” in Subsection 10(g), the Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to repurchase all or any part of the vested shares acquired by the Optionholder pursuant to the exercise of the Option.

(i)             Right of First Refusal. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to exercise a right of first refusal following receipt of notice from the Optionholder of the intent to transfer all or any part of the shares of Common Stock received upon the exercise of the Option. Except as expressly provided in this subsection 6(i), such right of first refusal shall otherwise comply with any applicable provisions of the Bylaws of the Company.

(j)             Re-Load Options. Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a “Re-Load Option”) in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Unless otherwise specifically provided in the Option, the Optionholder shall not surrender shares of Common Stock acquired, directly or indirectly from the Company, unless such shares have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Any such Re-Load Option shall (i) provide for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re- Load Option; and (iii) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan. Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 10(d) and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option.

Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and the “Section 162(m) Limitation” on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.	Provisions of Stock Awards Other Than Options.

(a)            Stock Bonus Awards. Each Stock Award Agreement relating to a Stock Award consisting of a Common Stock bonus (a “Stock Bonus”) shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Bonus agreements may change from time to time, and the terms and conditions of separate Stock Bonus agreements need not be identical, but each Stock Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)            Consideration. A Stock Bonus shall be awarded in consideration for past services actually rendered to the Company for its benefit.

(ii)           Vesting. Subject to the “Repurchase Limitation” in Subsection 10(g), shares of Common Stock awarded under a Stock Bonus may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii)          Termination of Participant’s Continuous Service. Subject to the “Repurchase Limitation” in subsection 10(g), in the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Stock Bonus agreement.

(iv)          Transferability. For a Stock Bonus made (A) before the Listing Date, rights to acquire shares of Common Stock under the Stock Bonus agreement shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant, and (B) on or after the Listing Date, rights to acquire shares of Common Stock under the Stock Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Stock Bonus agreement remains subject to the terms of the Stock Bonus agreement.

(b)            Restricted Stock Awards. Each Stock Award Agreement relating to a Stock Award consisting of a grant of restricted Common Stock (a “Restricted Stock Award”) shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Restricted Stock Award agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award agreements need not be identical, but each Restricted Stock Award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)            Purchase Price. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the purchase price under each Restricted Stock Award agreement shall be such amount as the Board shall determine and designate in such Restricted Stock Award agreement. The purchase price of Restricted Stock Awards shall not be less than 100% of the Fair Market Value of the Common Stock on the date such award is made or at the time the purchase is consummated.

(ii)           Consideration. The purchase price of shares of Common Stock acquired pursuant to the Restricted Stock Award agreement shall be paid either (A) in cash at the time of purchase, (B) at the discretion of the Board, according to a deferred payment or other arrangement with the Participant, or (C) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that payment of the Common Stock’s “par value” shall not be made by deferred payment.

(iii)          Vesting. Subject to the “Repurchase Limitation” in Subsection 10(g), shares of Common Stock acquired under a Restricted Stock Award agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv)          Termination of Participant’s Continuous Service. Subject to the “Repurchase Limitation” in subsection 10(g), in the event a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Stock Award agreement.

(v)            Transferability. For a Restricted Stock Award made (A) before the Listing Date, rights to acquire shares of Common Stock under the Restricted Stock Award agreement shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant, and (B) on or after the Listing Date, rights to acquire shares of Common stock under the Restricted Stock Award agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award agreement, as the Board shall determine in its discretion, so long as shares of Common Stock awarded under the Restricted Stock Award agreement remains subject to the terms of the Restricted Stock Award agreement.

8.	Covenants of the Company.

(a)            Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy all such Stock Awards.

(b)            Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act, the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	Use of Proceeds From Stock. Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	Miscellaneous.

(a)            Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)            Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c)            No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant or other holder of Stock Awards any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)            Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e)            Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(f)             Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means (i) tendering a cash payment, (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award, or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

(g)            Repurchase Limitation. The terms of any repurchase option shall be specified in the Stock Award and may be either at Fair Market Value at the time of repurchase or at not less than the original purchase price.

11.	Adjustments Upon Changes in Common Stock.

(a)            Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, conversion of outstanding shares of Class B Common Stock to shares of Class A Common Stock pursuant to the applicable conversion procedures set forth in the Company’s Certificate of Incorporation (a “Class B Conversion”) or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to Subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards; provided, however, that in the event of a Class B Conversion, any outstanding Stock Award exercisable for shares of Class B Common Stock immediately shall become exercisable for the same number of shares of Class A Common Stock (without further adjustment for any differences in value of shares of Class A Common Stock and shares of Class B Common Stock) and shall no longer be exercisable for shares of Class B Common Stock. The Board, the determination of which shall be final, binding and conclusive, shall make such adjustments. (The conversion of any convertible securities of the Company (other than a Class B Conversion) shall not be treated as a transaction “without receipt of consideration” by the Company).

(b)            Dissolution, Liquidation or Change of Control. In the event of a dissolution or liquidation of the Company or a Change of Control, all Stock Awards shall be terminated if not exercised (if applicable) prior to such event, unless such outstanding Stock Awards are assumed by a subsequent purchaser.

(c)            Change of Control.

(i)            In the event the Company undergoes a Change of Control, any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction causing the Change of Control) for those outstanding under the Plan. If such surviving or acquiring corporation does not comply with the foregoing, the sole remedy shall be as set forth in Section 11(c)(ii) below.

(ii)           In the event any surviving corporation or acquiring corporation in a Change of Control refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to (A) Stock Awards held by Participants whose Continuous Service has not terminated prior to such event, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated, with respect to such number of the then unvested Stock Awards as would have vested (notwithstanding the Change of Control) had the Participant remained employed by (or continued to provide services to) the Company for a period of one year following closing of the Change of Control, and made exercisable at least 30 days prior to the closing of the Change of Control (and all of the Stock Awards (both vested and unvested) shall be terminated if not exercised prior to the closing of such Change of Control), and (B) any other Stock Awards outstanding under the Plan, such Stock Awards shall be terminated if not exercised prior to the closing of the Change of Control.

(iii)          For the purposes of this Section 11(c), a Stock Award shall be considered assumed if, following the Change of Control, the option or right confers the right to purchase or receive, for each share subject to the Stock Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Stock Award, for each Share subject to the Stock Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

12.	Amendment of the Plan and Stock Awards.

(a)            Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any NASDAQ or securities exchange listing requirements.

(b)            Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)            Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)            No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e)            Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.	Termination or Suspension of the Plan.

(a)            Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the 10th anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)            No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.            Effective Date of Plan. The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within 12 months before or after the date the Plan is adopted by the Board.

15.            Choice of Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

XY LABS, INC.

STOCK OPTION AGREEMENT

UNDER THE 2016 EQUITY INCENTIVE PLAN, AS AMENDED

(INCENTIVE AND NONSTATUTORY STOCK OPTIONS)

Pursuant to the Stock Option Grant Notice (“Grant Notice”) and this Stock Option Agreement, XY Labs, Inc. (the “Company”) has granted you an option under its 2016 Equity Incentive Plan, as amended by that certain Amendment to the 2016 Equity Incentive Plan dated March 14, 2018 (as amended, the “Plan”) to purchase the number and class of shares of the Company’s Common Stock indicated in the Grant Notice at the exercise price indicated in the Grant Notice. Capitalized terms used but not otherwise defined herein have the same meanings as set forth in the Plan.

The details of your Option are as follows:

1.              Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company grants to you this Option to purchase up to the number of shares of Common Stock provided in the Grant Notice.

2.              Vesting. Subject to the limitations contained herein, your option will vest as provided in the Grant Notice, except that vesting will irrevocably cease upon the interruption or termination of your Continuous Service.

3.              Number of Shares and Exercise Price. The number of shares of Common Stock subject to your option and your exercise price per share referenced in the Grant Notice may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

4.              Exercise Prior to Vesting (“Early Exercise”). If permitted in the Grant Notice (i.e., the “Exercise Schedule” indicates that “Early Exercise” of your option is permitted) and subject to the provisions of this option, you may elect at any time that is both (i) during the period of your Continuous Service, and (ii) during the term of your Option, to exercise all or part of your Option, including the nonvested portion of your Option; provided, however, that:

(a)            a partial exercise of your Option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

(b)            any shares of Common Stock so purchased from installments which have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement;

(c)            you shall enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

(d)            if your Option is an Incentive Stock Option, then, as provided in the Plan, to the extent that the aggregate Fair Market Value of the Common Stock (determined at the time of grant) purchasable pursuant to this Option plus all other Incentive Stock Options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

5.              Method of Payment. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by the Grant Notice, which may include one or more of the following:

(a)            In the Company’s sole discretion at the time your Option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(b)            Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock that either have been held for the period required to avoid a charge to the Company’s reported earnings (generally six months) or were not acquired, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time your Option is exercised, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, your Option may not be exercised by tender to the Company of Common Stock to the extent such tender would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(c)            Pursuant to the following deferred payment alternative:

(i)            Not less than 100% of the aggregate exercise price, plus accrued interest, shall be due four years from date of exercise or, at the Company’s election, upon termination of your Continuous Service.

(ii)           Interest shall be compounded at least annually and shall be charged at the market rate of interest necessary to avoid a charge to earnings for financial accounting.

(iii)          Payment of the Common Stock’s “par value” shall be made in cash and not by deferred payment.

(iv)          In order to elect the deferred payment alternative, you must, as a part of your written notice of exercise, give notice of the election of this payment alternative and, in order to secure the payment of the deferred exercise price to the Company hereunder, if the Company so requests, you must tender to the Company a promissory note and a security agreement covering the purchased shares of Common Stock, both in form and substance satisfactory to the Company, or such other or additional documentation as the Company may request.

6.              Whole Shares. Your Option may only be exercised for whole shares of Common Stock.

7.              Securities Law Compliance. Notwithstanding anything to the contrary contained herein, your Option may not be exercised unless the shares of Common Stock issuable upon exercise of your Option are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your Option must also comply with other applicable laws and regulations governing the Option, and the Option may not be exercised if the Company determines that the exercise would not be in material compliance with such laws and regulations.

8.              Term. The term of your Option commences on the Date of Grant and expires upon the earliest of the following:

(a)            Subject to the limitations set forth in Section 8(c), if your Option is an Incentive Stock Option, the term of your Option commences on the Date of Grant and expires upon the earliest of the following:

(i)            three months after the termination of your Continuous Service for any reason other than Cause, Disability or death, provided that if during any part of such three month period the Option is not exercisable solely because of the condition set forth in Section 7, the Option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three months after the termination of your Continuous Service;

(ii)           12 months after the termination of your Continuous Service due to Disability;

(iii)          12 months after your death if you die either during your Continuous Service or within three months after your Continuous Service terminates;

(iv)          the Expiration Date indicated in the Grant Notice; or

(v)           the 10th anniversary of the Date of Grant.

If your Option is an Incentive Stock Option, note that, to obtain the federal income tax advantages associated with an “incentive stock option,” the Code requires that at all times beginning on the date of grant of the Option and ending on the day three months before the date of the Option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or your Disability. The Company has provided for extended exercisability of your Option under certain circumstances for your benefit, but cannot guarantee that your Option will necessarily be treated as an “incentive stock option” if you provide services to the Company or an Affiliate as a Consultant or Director or if you exercise your option more than three months after the date your employment with the Company or an Affiliate terminates.

(b)            Subject to the limitations set forth in Section 8(c), if your Option is a Nonstatutory Stock Option, the term of your Option commences on the Date of Grant and expires upon the earliest of the following:

(i)            so long as your Continuous Service has not terminated for Cause, due to Disability or death, the date upon which the number of months equivalent to your Applicable Vesting Period have lapsed following the date that your Continuous Service ends, provided that such period shall not exceed 10 years since the Date of Grant. The “Applicable Vesting Period” for a Grant means the number of months between the Vesting Commencement Date for such Grant and the date that your Continuous Service ends;

(ii)           12 months after the termination of your Continuous Service due to Disability;

(iii)          12 months after your death if you die either during your Continuous Service or within three months after your Continuous Service terminates;

(iv)          the Expiration Date indicated in the Grant Notice; or

(v)           the 10th anniversary of the Date of Grant.

(c)            In the event that the Company terminates your Continuous Service for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable.

9.              Exercise.

(a)            Subject to Section 8 above, you (or, if applicable, your representative) may exercise the vested portion of your Option (and the unvested portion of your Option if the Grant Notice so permits) during its term by delivering an executed Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require; provided, however, that such exercise must occur on an anniversary of the Grant Date set forth in the Option, unless such exercise occurs after your Continuous Service ends.

(b)            By exercising your Option you agree that, as a condition to any exercise of your Option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your Option, (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (iii) the disposition of shares of Common Stock acquired upon such exercise.

(c)            If your Option is an Incentive Stock Option, by exercising your Option you agree that you will notify the Company in writing within 15 days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your Option that occurs within two years after the Date of Grant of your Option or one year after such shares of Common Stock are transferred upon exercise of your Option.

(d)            By exercising your Option you agree that the Company (or a representative of the underwriters) may, in connection with the underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not (directly or indirectly) sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company, for a period of time specified by the underwriter (not to exceed 180 days) following the effective date of the registration statement of the Company filed under the Securities Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Common Stock until the end of such period.

10.            Transferability. Your Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your Option.

11.            Sale of the Company. Shares of Common Stock that you acquire upon exercise of your Option are subject to any drag-along rights that may be described in the Company’s Bylaws, as amended from time to time, which may require you to vote your shares to approve certain events involving a sale of the Company, and you hereby agree to be bound by such restrictions and limitations, which shall be deemed incorporated herein by this reference.

12.            Option Not a Service Contract. Your Option is not an employment or service contract, and nothing in your Option shall be deemed to create in anyway whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your Option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

13.            No Rights As Stockholder. You shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by the Option until you shall have become the holder of record of such shares

14.            Withholding Obligations.

(a)            At the time your Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Option.

(b)            Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from the fully vested shares of Common Stock otherwise issuable to you upon the exercise of your Option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your Option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your Option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your Option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c)            Your Option is not exercisable unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your Option when desired even though your Option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein.

15.            Notices. Any notices provided for in your Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

16.            Waiver and Amendment. Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto.

17.            Governing Plan Document. Your Option is subject to all the provisions of the Plan, the terms and provisions of which are hereby incorporated into and made a part of your Option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Option and those of the Plan, the provisions of the Plan shall control.

18.            Code Section 409A. Under Code Section 409A, an Option that vests after December 31, 2004 that was granted with an exercise price per share of Common Stock that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a share of Common Stock on the date of grant (a “discount option”) may be considered “deferred compensation.” An Option that is a “discount option” may result in (i) income recognition by Participant prior to the exercise of the Option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty and interest tax to you. You acknowledge and agree that the Company cannot and has not guaranteed that the IRS will agree that the per share exercise price of this Option equals or exceeds the Fair Market Value of a share of Common Stock on the date of grant in a later examination. Further, you agree that if the IRS determines that the Option was granted with a per share exercise price that was less than the Fair Market Value of a share of Common Stock on the date of grant, you shall be solely responsible for your costs related to such determination.

19.            Right of First Refusal. Shares of Common Stock that you acquire upon exercise of your Option are subject to any right of first refusal that may be described in the Company’s Bylaws, as amended from time to time, and you hereby agree to be bound by such right of first refusal, which shall be deemed incorporated herein by this reference.

20.            Right of Repurchase in Bylaws. To the extent provided in the Company’s Bylaws, as amended from time to time, the Company shall have the right to repurchase all or any part of the shares of Common Stock you acquire pursuant to the exercise of your Option.

21.            Limitations on Transfer. You shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Shares except in compliance with the provisions herein and applicable securities laws. Furthermore, the Shares shall be subject to any right of first refusal in favor of the Company or its assignees that may be contained in the Company’s Bylaws.

22.            Restrictive Legends. All certificates representing the Shares, if any, shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between you and the Company):

(a)            “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN AGREEMENTS REGARDING THE VOTING OF SUCH SHARES AND TRANSFER RESTRICTIONS SET FORTH IN THE BYLAWS OF THE COMPANY IN EFFECT FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THE BYLAWS OF THE COMPANY IN EFFECT FROM TIME TO TIME, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO TRANSFER RESTRICTIONS IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

(b)            “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c)            THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE COMPANY.”

(d)            Any legend required by appropriate blue sky officials.

NOTICE OF EXERCISE

UNDER THE 2016 EQUITY INCENTIVE PLAN, AS AMENDED

XY Labs, Inc.

1405 30th Street, Suite A

San Diego, CA 92154	Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my Option that I elect to purchase the number of shares of Class A Common Stock for the price set forth below. Capitalized terms used herein have the meanings given to them in the Option Agreement with respect to my Option.

Type of Option (check one):	☐ Incentive Stock Option
☒ Nonstatutory Stock Option

Grant Date of Option:

Number of shares of Class A Common Stock as to which the Option is being exercised:

If applicable, certificates for the shares of Class A Common Stock should be issued in the name of:

Total exercise price:	$

Cash payment delivered herewith:	$

Value of shares of Class A Common Stock delivered herewith[3]:	$

By this exercise, I agree (a) to provide such additional documents as the Company may require pursuant to the terms of the Plan, (b) to provide for the payment by me to the Company (in the manner designated by the Company) of the Company’s withholding obligation, if any, relating to the exercise of this Option, and (c) if this exercise relates to an Incentive Stock Option, to notify the Company in writing within 15 days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this Option that occurs within two years after the Date of Grant of this Option or within one year after such shares of Class A Common Stock are issued upon exercise of this Option.

3 Shares must meet the public trading requirements set forth in the Option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

In connection with the exercise of the Option, I hereby make the following certifications, representations and warranties to the Company with respect to the number of shares of Class A Common Stock of the Company listed above (the “Shares”), which are being acquired upon exercise of the Option as set forth above:

(a)            I am acquiring the Shares for investment only for my own account and have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

(b)            I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and “restricted securities” under Rule 144 promulgated under the Securities Act.

(c)            I acknowledge that I will not be able to resell the Shares for at least 90 days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to Affiliates of the Company under Rule 144.

(d)            I acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Certificate of Incorporation, Bylaws, the Plan and/or applicable securities laws.

I AGREE THAT THE SHARES SHALL BE SUBJECT TO THE TERMS AND PROVISIONS OF THE COMPANY’S BYLAWS, AS AMENDED FROM TIME TO TIME, INCLUDING WITHOUT LIMITATION SUCH LIMITATIONS, RESTRICTIONS AND COVENANTS RELATED TO AN APPROVED SALE OF THE COMPANY AND RIGHTS OF FIRST REFUSAL, AND I HEREBY AGREE TO BE BOUND BY SUCH TERMS AND PROVISIONS.

(e)            I agree to adhere to the Company’s Insider Trading Policy.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the underwritten registration of the offering of any securities of the Company under the Securities Act, I will not (directly or indirectly) sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of any shares of Common Stock or other securities of the Company during such period (not to exceed 180 days) following the effective date of the registration statement of the Company filed under the Securities Act as may be requested by the Company or the representative of the underwriters. I further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Very truly yours,

By:

Name:

XY LABS, INC.

STOCK OPTION GRANT NOTICE

2016 EQUITY INCENTIVE PLAN, AS AMENDED

XY Labs, Inc. (the “Company”), pursuant to its 2016 Equity Incentive Plan, as amended by that certain Amendment to the 2016 Equity Incentive Plan dated March 14, 2018 (as amended, the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Class A Common Stock set forth below. This option is subject to all of the terms and conditions set forth herein and in the Plan (attached hereto as Attachment I), the Stock Option Agreement (attached hereto as Attachment II) and the Notice of Exercise (attached hereto as Attachment III), all of which are incorporated herein in their entirety.

Optionholder:

Date of Grant:

Vesting Commencement Date:

Number of Shares Subject to Option:

Exercise Price Per Share:

Expiration Date (Not to Exceed 10 Years)[1]:

TYPE OF GRANT[2]:	☐ Incentive Stock Option ☒ Nonstatutory Stock Option

VESTING SCHEDULE:

EXERCISE SCHEDULE:	☒ Same as Vesting Schedule ☐ Early Exercise Permitted

PAYMENT:	By one or a combination of the following items (described in the Stock Option Agreement):

By cash or check
Pursuant to a Regulation T Program if the Shares are publicly traded
By delivery of already-owned shares if the Shares are publicly traded

1 Optionholder shall provide proof of delivery for the notice of exercise along with the exercise payment to the Company on or before the end date of the Option’s term (see Section 8 of the Stock Option Agreement), subject to additional terms set forth in the Plan and the Stock Option Agreement.

2 If this is an Incentive Stock Option, it (plus Optionholder’s other outstanding Incentive Stock Options) cannot be exercisable for more than $100,000 in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.

ADDITIONAL TERMS AND ACKNOWLEDGEMENTS:	The undersigned Optionholder acknowledges receipt of, and understands and agrees to and is bound by, this Grant Notice, the Stock Option Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock or other securities of the Company and supersede all prior oral and written agreements on that subject with the exception of (i) Stock Awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only ((i) and (ii) together, the “Acknowledged Agreements”):

OTHER AGREEMENTS:	None.

This Grant Notice is null and void if not executed and returned to the Company within 30 days of the Grant Date.

XY LABS, INC.	OPTIONHOLDER:

Arie Trouw	Signature
Chief Executive Officer
Address:
Date:

Date:

ATTACHMENTS:

Attachment I	2016 Equity Incentive Plan, As Amended

Attachment II	Stock Option Agreement

Attachment III	Notice of Exercise